Exhibit 10.1
Separation and Release of Claims Agreement
This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between UiPath, Inc., a Delaware corporation (the “UiPath” or “the Company”), on behalf of itself, its parent(s), subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Company”), and Thomas Hansen (the “Employee”) (the Company and the Employee are collectively referred to as the “Parties”).
The Employee’s last day of employment with the Company is April 30, 2022 (the “Separation Date”). After the Separation Date, the Employee will not represent and has not represented himself/herself as being an employee, officer, attorney, agent, or representative of the Company for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Company as of the Separation Date.
1.Return of Property. The Employee warrants and represents that he/she has returned all Company property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Company property in the Employee’s possession.
2.Employee Representations. The Employee specifically represents, warrants, and confirms that the Employee:
(a)has not filed any claims, complaints, or actions of any kind against the Company with any court of law, or local, state, or federal government or agency;
(b)has not made any claims or allegations to the Company related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to sexual harassment or sexual abuse;
(c)has been properly paid for all hours worked for the Company;
(d)has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, through and including the Separation Date (except for possibly the final paycheck and any commissions that may be owed as set forth in Section 3 herein); and
(e)has not engaged in and is not aware of any unlawful conduct relating to the business of the Company.
3.Separation Benefits. As consideration for the Employee’s execution of, non-revocation of, and compliance with this Agreement, including the Employee’s waiver and release of claims in Section 5 and other post-termination obligations, the Company agrees to provide the following benefits to which the Employee is not otherwise entitled:

Exhibit 10.1
(f)Severance. A lump sum payment of the gross amount of $518,750.00, less all relevant taxes and other withholdings, to be paid as soon as reasonably practicable following the Effective Date, which shall be paid within sixty (60) days from the Separation Date.
(g)COBRA Subsidy. Should Employee timely elect coverage under the Consolidated
Budgeted Reconciliation Act of 1985 (“COBRA”), the Company shall provide to Employee at the Company’s expense, a subsidy to cover 100% of the health-related employee insurance coverage (including medical, dental and vision) through COBRA for the Employee and his/her dependents for up to three (3) months beginning on the first of the month following the month of the Separation Date.
(h)Early Exercised Shares/Right of Repurchase.
(i)The parties acknowledge that the Company granted the Employee the option to purchase 1,600,947 shares of the Company’s common stock (the “Option Shares”) pursuant to the UiPath, Inc. 2018 Stock Option Plan (the “Plan”) and the applicable Notice of Stock Option Grant and Stock Option Agreement (collectively, the “Option Documents”). On August 13, 2020, the Employee early exercised an option and purchased 1,482,723 unvested
Class A shares of common stock (treated as non-statutory options), subject to the Company’s right of repurchase (the “Early Exercised Shares”). In light of the Employee’s departure from the Company effective May 1, 2022, a total of 741,362 Early Exercised Shares remain subject to the Company’s right of repurchase (the “Remaining Unvested Shares”).
(ii)With respect to the Remaining Unvested Shares, the Company agrees to waive its right of repurchase with respect to 300,178 Class A shares of common stocks, which shall be issued to the Employee as unrestricted shares of Class A common stock as soon as practicable following the date on which this Separation Agreement becomes irrevocable.
(iii)The Company has determined to exercise its right of repurchase with regard to the remaining 441,184 Remaining Unvested Shares (the “Repurchased Shares”). Accordingly, the Company shall pay to Employee the repurchase amount of $1,492,672 for the Repurchased Shares within [45] days following the date on which this Separation Agreement becomes irrevocable.
(iv)Except as otherwise provided herein, the Option Shares will be treated in accordance with the Plan and the Option Documents. As Employee has not vested in all shares subject to the Option and RSU, the unvested Option and RSU shall expire and be cancelled on the Separation Date.
The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement and the general release and restrictive covenants contained herein. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement.
4.Release.
(a)Employee’s General Release and Waiver of Claims

Exhibit 10.1
In exchange for the consideration provided in this Agreement, except for any commissions that may be owed as set forth in Section 3 herein, the Employee and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including its parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, and shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Employee may have or has ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:
(i)any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA)
(regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act, the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law, the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, the New York City Earned Sick Leave Law, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;
(ii)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions (except for possibly the final paycheck and for any commissions that may be owed as set forth in Section 3 herein), incentive compensation, vacation, and severance that may be legally waived and released;
(iii)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

Exhibit 10.1
(iv)any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and
(v)indemnification rights the Employee has against the Company.
However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; and (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation.
To the extent applicable, the Employee specifically waives the protections of California Civil Code Section 1542, which states that “a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
(a)Specific Release of ADEA Claims
In further consideration of the payments and benefits provided to the Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Employee hereby acknowledges and confirms that:
(i)the Employee has read this Agreement in its entirety and understands all of its terms;
(ii)by this Agreement, the Employee has been advised in writing to consult with an attorney of the Employee’s choosing at Employee’s cost before signing this Agreement;
(iii)the Employee knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;
(iv)the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(v)the Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;
(vi)the Employee understands that the Employee has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of

Exhibit 10.1
revocation to Brad Brubaker at UiPath, Inc., 452 Fifth Avenue, 22nd Floor, New York, NY 10018 by email or overnight delivery before the end of this seven-day period; and
(vii)the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Agreement.
5.Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that:
(a)the Employee has had twenty-one (21) days to consider the terms of this Agreement, although the Employee may sign it sooner if desired;
(b)the Employee has read this Agreement in its entirety and understands all of its terms;
(c)by this Agreement, the Employee has been advised to consult with an attorney at Employee’s cost before executing this Agreement and has consulted with such counsel as the Employee believed was necessary before signing this Agreement;
(d)the Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it;
(e)the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;
(f)the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and
(g)the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee’s separation of employment from the Company.
The Employee further acknowledges that the Employee is waiving and releasing claims under the Age Discrimination in Employment Act (ADEA), as amended, and has had twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice at Employee’s cost, although the Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the 21-day period. Further, the Employee acknowledges that the Employee shall have an additional seven (7) days from signing this Agreement to revoke consent to Employee’s release of claims under the ADEA by delivering notice of revocation Brad Brubaker at UiPath, Inc., 452 Fifth Avenue, 22nd Floor, New York, NY 10018 by email or overnight delivery before the end of the seven-day period. In the event of a revocation by the Employee, this Agreement shall be null and void in its entirety.
Effective Date. This Agreement shall not become effective until the eighth (8th) day after the Employee signs, without revoking, this Agreement (“Effective Date”). No payments due to the Employee under this Agreement shall be made or begin before the Effective Date.
6.Post-Termination Obligations and Restrictive Covenants.
(b)Acknowledgment
The Employee understands and acknowledges that by virtue of the Employee’s employment with the Company, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Company and benefitted from the

Exhibit 10.1
Company’s goodwill. The Employee understands and acknowledges that the Company invested significant time and expense in developing the Confidential Information and goodwill.
The Employee further understands and acknowledges that any restrictive covenants set forth herein are necessary to protect the Company legitimate business interests in its Confidential Information. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below.
    (b)     Confidential Information
The Employee understands and acknowledges that during the course of employment with the Company, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee may cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.
For purposes of this Agreement, Confidential Information includes, but is not limited to, any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s, technical data, trade secrets or know-how, including, but not limited to, research, business plans, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of Employee’s service), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information obtained by Employee either directly or indirectly in writing, orally or by drawings or observation of parts or equipment of the Company or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.
The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
The Employee understands and agrees that Confidential Information developed by the Employee in the course of the Employee’s employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.
(c)Disclosure and Use Restrictions.

Exhibit 10.1
    (i)     Employee Covenants. The Employee agrees and covenants:
(A)to treat all Confidential Information as strictly confidential;
(B)not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of any of the Employee’s remaining authorized employment duties to the Company; and
(C)not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as allowed by applicable law, as required in the performance of any of the Employee’s remaining authorized employment duties to the Company, or with the prior consent of an authorized officer acting on behalf of the Company (and then, such disclosure shall be made only within the limits and to the extent of such law, duties, or consent.
The Employee understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after the Employee’s employment by the Company until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee’s behalf.
(ii) Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Employee shall promptly provide written notice of any such order to Brad Brubaker at UiPath, Inc., 452 Fifth Avenue, 22nd Floor, New York, NY 10018.
(d)Non-Solicitation of Employees
    (i)     Employee agrees that for a period of twelve (12) months immediately following the termination of Employee’s relationship with the Company for any reason, whether voluntary or involuntary, whether with or without cause, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or attempt to solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, either for myself or for any other person or entity.
(e)Non-Competition
    (i)     You agree that for a period of twelve (12) months immediately following the termination of your relationship with the Company, you shall not either directly or indirectly anywhere in the world: (i) work for or on behalf of any business that directly or indirectly competes with the Company, including without limitation, Automation Anywhere, Blue Prism, WorkFusion, Kyron Systems, Pegasystems, NICE, Kofax, EdgeVerve Systems, Another Monday, Servicetrace,

Exhibit 10.1
AutomationEdge, Helpsystems, Jacada, NTT, Antworks, Datamatics, Celonis, Softmotive, and the robotic process automation-related businesses of Microsoft, SAP, and Oracle, including their respective affiliates and subsidiaries (collectively, “Competing Business”); (ii) exercise or hold any equity interest directly or indirectly in a Competing Business; (iii)) organize, acquire, orset up a Competing Business; (iv) participate, directly or indirectly, in any bidding process for the purpose of obtaining a grant to exploit an RPA business that directly or indirectly competes with the businesses of the Company; (v) provide consulting or assistance services to any Competing Business; or (vi) enter or assist in entering, directly or indirectly, into any RPA business with any client of the Company.
7.Cooperation. The parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Company in the future. Accordingly, to the extent reasonably requested by the Company, the Employee shall cooperate with the Company regarding matters arising out of or related to the Employee’s service to the Company, provided that the Company shall make reasonable efforts to minimize disruption of the Employee’s other activities. The Company shall reimburse the Employee for reasonable expenses incurred in connection with this cooperation.
8.Non-Disparagement. The Employee agrees and covenants that the Employee shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, maliciously false, or disparaging remarks, comments, or statements concerning the Company or its businesses, or any of its employees, officers, or directors and its/their existing and prospective customers, suppliers, investors, and other associated third parties, now or in the future.
This Section does not in any way restrict or impede the Employee from exercising protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to Brad Brubaker at UiPath, Inc., 452 Fifth Avenue, 22nd Floor, New York, NY 10018.
9.Confidentiality of Agreement. The Employee agrees and covenants that the Employee shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law.
This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to Brad Brubaker at UiPath, Inc., 452 Fifth Avenue, 22nd Floor, New York, NY 10018.
10.Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.
If the Employee fails to comply with any of the terms of this Agreement or post-employment

Exhibit 10.1
obligations contained in it, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.
The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.
11.Successors and Assigns.
(a)Assignment by the Company
The Company may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company and its successors and assigns.
(b)No Assignment by the Employee
The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of the purported assignment.
12.Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Employee’s employment by the Company, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of New York without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought in any federal court located in the state of New York, county of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.
13.Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Company and Employee relating to his/her employment with the Company and his/her separation therefrom and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter; provided, however, that nothing in this Agreement modifies, supersedes, voids, or otherwise alters Employee’s Confidential Information and Invention Assignment Agreement (“CIIAA”)
In the event of any inconsistency between this Agreement and the CIIAA, the CIIAA shall control.
14.Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by the Chief Executive Officer of the Company. No waiver by any Party of any breach by any other party of any condition or provision of this Agreement to be performed by any other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by any Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.
15.Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

Exhibit 10.1
16.Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.
17.Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.
18.No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Company of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. The Company specifically disclaims and denies any wrongdoing or liability to Employee.
19.Notices. All notices under this Agreement must be given in writing at the addresses indicated in this Agreement.
20.Tolling. If the Employee violates any of the post-termination obligations in this Agreement, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.
21.Attorneys’ Fees and Costs. If the Employee breaches any terms of this Agreement or the posttermination obligations referenced in it, to the extent authorized by New York law, the Employee will be responsible for payment of all reasonable attorneys’ fees and costs that Company incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.
22.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
23.Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN
ATTORNEY OF THE EMPLOYEE’S CHOICE AT EMPLOYEE’S COST BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S

Exhibit 10.1
SIGNATURE BELOW IS AN AGREEMENT TO RELEASE COMPANY FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.
[SIGNATURE PAGE FOLLOWS]

Exhibit 10.1
IN WITNESS WHEREOF, the Parties have executed this Agreement April 5, 2022.
    UiPath, Inc.
    By /s/ Bettina Koblick
Name: Bettina Koblick
Title: Chief People Officer

EMPLOYEE

Signature: /s/ Thomas Hansen
Print Name: Thomas Hansen